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                                                                 EXHIBIT 23.1


            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4) and related prospectus of CardioTech International, Inc. for the registration of 4,821,377 shares of its common stock and to the incorporation by reference therein of our report dated August 30, 2002, with respect to the financial statements of Gish Biomedical, Inc. included in its Annual Report (Form 10-KSB) for the year ended June 30, 2002, filed with the Securities and Exchange Commission.


                                           /s/ Ernst & Young LLP


Orange County, California
January 16, 2003